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Exhibit (a)(7)

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON
SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payor. — Social security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

For this type of account:		Give the SOCIAL SECURITY number of—	For this type of account:		Give the EMPLOYER IDENTIFICATION number of—

1.	An individual's account	The individual	9.	A valid trust, estate, or pension trust	The legal entity (Do not furnish the identifying number of the personal representative of trustee unless the legal entity itself is not designated in the account title)(5)
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	10.	Corporate account	The corporation
3.	Husband and wife (joint account)	The actual owner of the account or, if joint funds, either person(1)	11.	Religious, charitable, or educational organization account	The organization
4.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	12.	Partnership account held in the name of the business	The partnership
5.	Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)	13.	Association, club, or other tax-exempt organization	The organization
6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person(3)	14.	A broker or registered nominee	The broker or nominee
7.	a. The usual revocable savings trust account (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under State law	The grantor-trustee(1) The actual owner(1)	15.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agriculture program payments	The public entity
8.	Sole proprietorship account	The owner(4)

(1)
List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.
(2)
Circle the minor's name and furnish the minor's social security number.
(3)
Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)
Show the name of the owner. You may also enter your business or "doing business as" name. You may also use either your social security number or employer identification number (if you have one).
(5)
List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON
SUBSTITUTE FORM W-9

Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card , or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL, payments include the following:

(1)
An organization exempt from tax under section 501(a), an individual retirement plan or a custodial account under Section 403(b)(7).

(2)
The United States or any agency or instrumentality thereof.

(3)
A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

(4)
A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

(5)
An international organization or any agency or instrumentality thereof.

Other payees that may be exempt from backup withholding include the following:

(6)
A corporation.

(7)
A foreign central bank of issue.

(8)
A dealer in securities or commodities required to registered in the United States, the District of Columbia, or a possession of the United States.

(9)
A futures commission merchant registered with the Commodity Futures Trading Commission.

(10)
A real estate investment trust.

(11)
An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12)
A common trust fund operated by a bank under section 584(a).

(13)
A financial institution.

(14)
A middleman known in the investment community as a nominee or custodian.

(15)
An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1). For interest and dividend payments, all listed payees are exempt except the payee in item (9). For broker transactions, all payees listed in items (1) through (13) are exempt, and a person registered under the Investment Advisors Act of 1940 who regularly acts as broker is also exempt. For barter exchange transactions and patronage dividends, only payees listed in items (1) through (5) are exempt from backup withholding. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees listed in items (1) through (7). However, a corporation (except certain hospitals described in Regulations section 1.6041-3(c)) that provides medical and health care services, or bills and collects payments for such services, is not exempt from backup withholding.

Payments not Generally Subject to Backup Withholding

Payment of dividends and patronage dividends not generally subject to backup withholding include the following:

  •
  Payments to nonresident aliens subject to withholding under section 1441.

  •
  Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

  •
  Payments of patronage dividends where the amount received is not paid in money.

  •
  Payments made by certain foreign organizations.

  •
  Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

  •
  Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest in $600 or more and is paid in the course of the payor's trade or business and you have not provided your correct taxpayer identification number to the payor.

  •
  Payments of tax-exempt interest (including exempt-interest dividends under section 852).

  •
  Payments described in section 6049(b)(5) to non-resident aliens.

  •
  Payments on tax-free covenant bonds under section 1451.

  •
  Payments made by certain foreign organizations.

  •
  Mortgage or student loan interest paid to you.

        Exempt payee described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYOR, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

        Certain payments, other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A, 6045, and 6050A.

Privacy Act Notice.    Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to IRS. IRS uses the numbers for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 30% (29% after 2003) of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

Penalties

(1)
Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)
Civil Penalty for False Information with Respect to Withholder. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)
Criminal Penalty For Falsifying Information. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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